                                                                       Exhibit 1

     We, the undersigned, hereby express our agreement that the attached Amendment No. 1 to Schedule 13D is filed on behalf of each of the undersigned.

March 31, 2003                               /s/ Floyd D. Gottwald, Jr.
                                             -----------------------------------
                                             Floyd D. Gottwald, Jr.


                                             /s/ William M. Gottwald
                                             ----------------------------------
                                             William M. Gottwald


                                             /s/ John D. Gottwald
                                             -----------------------------------
                                             John D. Gottwald


                                             /s/ James T. Gottwald
                                             ----------------------------------
                                             James T. Gottwald

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